EXHIBIT 10.103
EXECUTION COPY

SECURED NOTE

$3,000,000	December 14, 2007

FOR VALUE RECEIVED,  Ocimim Biosolutions, Inc., a Delaware corporation, (the “Purchaser”) and Ocimum Biosolutions (India) Limited, a company incorporated under the Company Act, 1956, in the Republic of India (“Ocimum India”, and collectively with Purchaser, “Maker”), jointly and severally, promise to pay to Gene Logic Inc., a Delaware corporation (“Seller”), the principal sum of THREE MILLION Dollars ($3,000,000), as such amount may be adjusted in accordance with terms herein, (the “Principal Amount”) pursuant to the terms and conditions of that certain Security Agreement of even date herewith between Seller and Purchaser (the “Security Agreement”), together with interest thereon, if any, computed hereunder and any and all other sums which may be due and owing to the Seller in accordance with the terms contained herein and in the Security Agreement.

1.           Incorporation of Security and Security Agreement.  This Secured Note (the “Note”) is the “Note” referred to in the Security Agreement.  This Note is secured by the Collateral (as defined in the Security Agreement), which Collateral generally includes all accounts, equipment, inventory, documents, instruments, securities, deposit accounts and other assets of Purchaser, that relate solely to the Acquired Assets, now existing or hereafter acquired, and all proceeds of any of the foregoing.  Reference is made to the Security Agreement, which is incorporated by reference in its entirety into this Note, for terms and conditions applicable to this Note, including, without limitation, rights and obligations of payment and repayment hereof, events of default, and Seller’s rights and remedies upon the occurrence of any such events of default.

2.           Maturity.  The Principal Amount (subject to any adjustment provided for in Section 8) shall be due and payable on the eighteen (18) month anniversary date of this Note. If not paid when due, interest shall accrue on the unpaid Principal Amount at a default rate of fifteen percent (15%) per annum, compounded monthly.

3.           Interest.  No interest shall accrue hereunder, except as provided in paragraph 2 above.

4           Waiver of Presentment, Etc.  Maker, for itself and its successors and assigns, hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment of this Note.  From time to time, without affecting the obligation of Maker to pay the then-outstanding Principal Amount of this Note, Seller may, at the option of Seller, extend the time for payment of principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, join in any extension or subordination, or exercise any option or election hereunder.  No one or more of such actions shall constitute a novation.

5.          Costs of Collection.  Maker hereby agrees to pay all costs and expenses (including court costs and reasonable attorneys’ fees, whether or not litigation is commenced) incurred by Seller in collecting or attempting to collect or enforce its rights under this Note.

6.           Rights and Remedies Cumulative.  Each right, power and remedy of Seller specified herein or available at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or available at law or in equity and the exercise or beginning of the exercise by Seller of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Seller of any or all other rights, powers or remedies.

7.           Confession of Judgment.  Upon any default hereunder and to the extent permitted by law, Maker, for itself and its successors and assigns, authorizes any attorney admitted to practice before any court of record in the United States on behalf of Maker to confess judgment against Maker in the full amount due under this Note, including then-outstanding principal, accrued and unpaid interest and all other sums due hereunder.  Maker waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Maker any right or privilege, stay of execution, or supplementary proceeding or other relief from the immediate enforcement of a judgment or related proceedings on a judgment.  The authority granted herein shall not be exhausted by any one or more exercises or be extinguished by any judgment entered and may be exercised on one or more occasions and in one or more jurisdictions.

8.           Governing Law; Dispute Resolution; Notices; Jury Trial Waiver.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland and the federal laws of the United States of America, without regard to principles of conflicts of laws.  The state or federal courts located within the State of Maryland shall have jurisdiction over any and all disputes arising from or related to this Agreement or the transactions contemplated hereby.  All proceedings between the Parties under or relating to this Agreement or any breach hereof shall be conducted solely in the English language. The Parties also consent to the service of process in connection with any dispute or claim arising hereunder by personal delivery, mailing such notice to the other party by registered or certified mail, postage prepaid at the addresses provided in the preamble of this Agreement or such other address as a Party may from time to time give notice of to the other Parties, or any other manner permitted by law.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.           Indemnity Offset. Pursuant to Section 7.10 of that certain Purchase Agreement, the Company may elect to satisfy any payment with respect to its indemnification obligations by reducing the payment of obligations hereunder.  If Company so elects, the Principal Amount shall be adjusted to reflect such reduction.

10.           No Assignment. Purchaser may not assign this Note, or its rights hereunder except in the case of a sale of substantially all of the assets of the Company.

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The remainder of this page is left blank intentionally.  Signatures follow on the next page.

IN WITNESS WHEREOF, Purchaser has caused this Note to be executed as an instrument under seal on its behalf by its duly authorized officer as of the day and year first above written.

ATTEST:		OCIMUM BIOSOLUTIONS, INC.:

	(SEAL)	By:	/s/ L.V. Subash	(SEAL)

		Name:	Subash Lingareddy
		Title:	President and Chief Financial Officer

State of Maryland	)
) ss
County of Montgomery	)

I HEREBY CERTIFY, that on this 14th day of December, 2007, before me, the undersigned Notary Public of said State, personally appeared Subash Lingareddy, who acknowledged him/herself to be the CFO & President of Ocimum Biosolutions Limited, a company incorporated under the Company Act, 1956, in the Republic of India, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized CFO & President of said corporation, by signing the name of the corporation by him/herself as CFO & President.

WITNESS my hand and Notarial Seal.

/s/ Suzanne Ridgely
Notary Public

ATTEST:		OCIMUM BIOSOLUTIONS (INDIA) LIMITED

	(SEAL)	By:	/s/ L.V. Subash	(SEAL)

		Name:	Subash Lingareddy
		Title:	President and Chief Financial Officer

State of Maryland	)
) ss
County of Montgomery	)

I HEREBY CERTIFY, that on this 14th day of December, 2007, before me, the undersigned Notary Public of said State, personally appeared Subash Lingareddy, who acknowledged him/herself to be the CFO & President of Ocimum Biosolutions Limited, a company incorporated under the Company Act, 1956, in the Republic of India, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized CFO & President of said corporation, by signing the name of the corporation by him/herself as CFO & President.

WITNESS my hand and Notarial Seal.

/s/ Suzanne Ridgely
Notary Public

SUBLEASE

THIS SUBLEASE is made and entered into this 14th day of December 2007 (the "Effective Date"), by and between OCIMUM BIOSOLUTIONS, INC., a Delaware corporation (“Landlord”) and Gene Logic Inc., a Delaware corporation, being renamed Ore Pharmaceuticals Inc. (“Tenant”).

1.	BASIC LEASE PROVISIONS.

A.           Building:  50 West Watkins Mill Road, Gaithersburg,Maryland  20878.

B.           Tenant’s Address:  50 West Watkins Mill Road,Gaithersburg, Maryland 20878, Attention:  Chief FinancialOfficer, with a copy of any notice of default to Ariel Vannier,Esq., Venable LLP, 575 7th Street, N.W., Washington, DC 20004-1601

C.           Landlord’s Address (for notices):  50 West Watkins MillRoad, Gaithersburg, Maryland 20878, Attention: Office Manager

D.           Prime Landlord: 50 West Watkins Mill Road, LLC(formerly named ARE-50 West Watkins Mill Road, LLC)
E.           Prime Landlord’s Address (for notices): 50 West WatkinsMill Road, LLC, c/o Moore & Associates, 4350 East WestHighway, Suite 500, Bethesda, MD 20814 Attention: PropertyManager

F.	Identification of Prime Lease and all amendments thereto:
Lease Agreement dated July 21, 2000

G.           Sublease Term: From the Commencement Date until December 31, 2008, or such earlier date as provided for in this Sublease.

H.           Commencement Date:  December 14, 2007,which shall be the closing date of the sale of Genomics assets pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated October 14, 2007, by and among Landlord, Tenant and Ocimum Biosolitions (India) Limited, a company incorporated under the Company Act, 1956, of the Republic of India (“Ocimum India”), as amended by that certain letter agreement made by and among Landlord, Tenant and Ocimum India dated December 12, 2007.

I.           Expiration Date:  December 31, 2008 or such earlier date as provided for in this Sublease.

J.           Base Rent:  From the Commencement Date until  December 31, 2008, and notwithstanding the portion of the Building, if any, actually occupied from time to time by Tenant during the Sublease Term, Base Rent hereunder shall be equal to 50% of the Basic Annual Rent payable by Landlord to the Prime Landlord under the Prime Lease. Notwithstanding the foregoing, if Landlord subleases any part of the Building to anyone other than Tenant or an Affiliate of Landlord for a period of time that commences prior to December 31, 2008, Tenant shall be relieved of its obligation to pay a portion of Base Rent under this Sublease for that period of time from the commencement date of such sublease until December 31, 2008, equal to the rentable square footage of space subleased under such sublease divided by one-half of the rentable square footage in the Prime Lease Premises.

K.           Payee and Address for Payment of Rent:  50 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Office Manager.

L.           Sublease Share:  The percentage of rentable square feet of the Building that is occupied by Tenant from time to time during the Term, which shall be calculated by dividing the sum of the rentable area of the Premises plus the Common Area Share by the rentable area of the Prime Lease Premises, which percentage may be adjusted from time to time based on Tenant’s occupancy of the Building. As of the Effective Date, the Sublease Share shall be 22.0%. In the event that Tenant elects to reduce the size of the Premises during the Term, the Sublease Share shall be reduced proportionately to reflect the actual amount of rentable square feet in the Building occupied by Tenant.

M.           Premises: That portion of the Prime Lease Premises occupied by Tenant, consisting initially of approximately 11,000 rentable square feet plus (for the purposes of Sublease Share calculations only) the Common Area Share of 1,653 rentable square feet for a total of 12,653 square feet, as outlined on Exhibit A attached hereto and incorporated herein. Tenant shall be permitted to reduce the size of the Premises during the Term upon five (5) days prior written notice to Landlord.

N.           Prime Lease Premises: The entire Building leased to Landlord under the Prime Lease, consisting of Fifty-Seven Thousand Four Hundred Ten (57,410) rentable square feet

O.           Landlord’s Premises: Prime Lease Premises less the Premises

P.           Security Deposit:  None

Q.           Permitted Use:  General office and all other uses permitted legally and under the terms of the Prime Lease or consented to by Prime Landlord

R.           Common Area:  The total rentable square feet of Common Area accessible by Tenant within the Prime Lease Premises, consisting of approximately 7,500 rentable square feet, including hallways, entryways, bathrooms, mechanical rooms, lobbies and shipping and receiving areas in the areas shown on Exhibit A (if any)).

S.           Common Area Share: The Common Area multiplied by the Sublease Share.

2.           PRIME LEASE.  Landlord is the tenant under a Prime Lease (the “Prime Lease”) with the Prime Landlord identified in Section 1(D), bearing the date specified in Section 1(F).  Unless otherwise defined in this Sublease, all defined terms used herein shall have the meanings set forth in the Prime Lease.

3.           SUBLEASE.  Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section l(M) (the “Premises”), and located in the building located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the “Building”), along with a non-exclusive right to use the parking spaces attributable to the Prime Lease Premises under the Prime Lease, not to exceed Tenant’s Sublease Share of spaces.  Within thirty (30) days after the Commencement Date, Landlord or Tenant, at its sole cost and expense, may have the rentable square feet in the Premises and Common Area measured and re-determined by a licensed architect using the Building Owners and Managers Association International Standard Method for Measuring Floor Space in Office Buildings (1996), and the Landlord Additional Rent (as defined below) and Sublease Share shall be adjusted to reflect the correct rentable square footage of the Premises.

                       4.           TERM.  The term of this Lease (hereinafter “Term”) shall commence on the date specified in Section l(H) (hereinafter “Commencement Date”). The Term shall expire on the date (“Expiration Date”) specified in Section l(I), unless sooner terminated as otherwise provided elsewhere in this Sublease.

5.           UNDEMISED PREMISES.  Landlord and Tenant agree and acknowledge that the Premises are not separately demised from the remainder of the Prime Lease Premises. Landlord and Tenant have agreed that it is not necessary to separately demise the Building but that each shall use its best efforts to prevent its employees, contractors, agents, guests and invitees (collectively, the “Agents”) from accessing the other party’s premises in the Building and causing damage, death, injury  or destruction to the other party’s premises, property, or Agents or from improperly obtaining, using or disclosing the other party's trade secrets that may be observed or learned during the Term as a result of the Building not being demised. Each party agrees to indemnify the other and hold the other harmless from all losses, damages, liabilities and expenses which a party may incur as a result of the such party’s Agents entering into the other party’s premises in the Building, or improperly obtaining, using or disclosing the other party's trade secrets in violation hereof.

6.           PERMITTED USE.  The Premises shall be used and occupied only for the Permitted Use set forth in Section 1(Q).

7.           BASE RENT.  Beginning on the Commencement Date, Tenant agrees to pay the Base Rent specified in Section 1(J) to the Landlord at the address specified in Section 1(K), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever.  Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term.  In the event that Base Rent payable under the Prime Lease increases at any time prior to December 31, 2008, Landlord shall provide Tenant with written notice of such increased Base Rent and Tenant shall not be in default hereunder as a result of not paying the increased Base Rent until thirty (30) days after receiving such notice from Landlord. Base Rent shall be pro-rated for partial months at the beginning and end of the Term, if applicable.  All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.”  Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.  If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease (subject to the same notice and cure periods provided Landlord under the Prime Lease).

8.           ADDITIONAL RENT.

(a) To the extent that Landlord is obligated to pay additional rent under the Prime Lease, whether such additional rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges or other expenses incurred by the Prime Landlord in connection with the Building (collectively, the Prime Landlord Additional Rent"), Tenant shall pay to Landlord, fifty percent (50%) of such Prime Landlord Additional Rent (to the extent such additional rent is attributable to events occurring during the term of this Sublease).  Tenant shall also be responsible for any additional rent Landlord is required to pay to Prime Landlord solely as a result of the acts, omissions or negligence of Tenant or its agents, employees, representatives, contractors or invitees (including, without limitation, any sub-sublessees). If Landlord makes estimated payments of Prime Landlord Additional Rent under the Prime Lease and provides Tenant with notice of such amounts payable to the Prime Landlord, Tenant shall pay fifty percent (50%) of such estimated Prime Landlord Additional Rent in accordance with this Section.  In the event that Landlord receives a refund or is required to pay a shortfall based on the difference between Prime Landlord’s estimate and the actual Prime Landlord Additional Rent payable for any year, Tenant will be entitled to receive fifty percent (50%) of any such refund, and will be obligated to pay fifty percent (50%) of any such shortfall.  Such payment shall be due from Tenant to Landlord prior to the date upon which Landlord’s payment of such Prime Landlord Additional Rent is due to the Prime Landlord, provided that Tenant shall have been billed therefor at least ten (10) days prior to such due date (which bill shall be accompanied by a copy of Prime Landlord’s bill and other material furnished to Landlord in connection therewith).

(b) In addition to the Prime Landlord Additional Rent described above, Landlord may incur other operating and maintenance expenses for the Building that it is required to pay to parties other than the Prime Landlord, including but not limited to expenses for building maintenance, repairs to equipment and fixtures necessary for the operation, use and occupancy of the Building, utilities servicing the Building, and snow and ice removal ("Landlord Additional Rent")(Prime Landlord Additional Rent and Landlord Additional Rent shall hereinafter collectively be referred to as "Additional Rent"). To the extent that Landlord incurs such costs due to the negligent or wrongful acts of Tenant, then Tenant shall reimburse Landlord upon demand for all such costs incurred by Landlord. To the extent that such costs are normal and routine operating costs that are incurred by Landlord as a result of Landlord’s operation, use and occupancy of the Building and to the extent such other expenses are reasonably attributable in whole or in part  to the Premises and are incurred for the benefit of both Landlord and Tenant, Tenant shall pay Landlord the Sublease Share of Landlord Additional Rent within thirty (30) days after receipt of an invoice for the same, including backup documentation and itemization of all expenses incurred for such period of time and the calculation of the Sublease Share

9.           LANDLORD’S OBLIGATIONS.  Landlord shall be responsible for and shall pay for (to the extent Landlord is obligated to pay the same under the terms of the Prime Lease) all reasonable and necessary utilities, services, maintenance, repairs and replacements as to the Building and its equipment, to the extent Landlord is obligated to perform the same under the Prime Lease. Landlord shall use commercially reasonably efforts to procure any such services or products at costs that are considered reasonable and competitive in the applicable industry, in reasonable timeframes.

10.           QUIET ENJOYMENT.  Subject to Section 25 of the Prime Lease, Landlord represents that it has full power and authority to enter into this Sublease. So long as Landlord has obtained Prime Landlord’s consent to this Sublease, Landlord has the right of occupancy under the Prime Lease, and Tenant is not in default in the performance of its covenants and agreements in this Sublease (beyond applicable cure periods), Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

11.           TENANT’S INSURANCE.  Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises.  Tenant shall, upon the request of Landlord, furnish to Landlord a certificate of Tenant’s insurance required hereunder.

12.           RELEASE AND WAIVER OF SUBROGATION.  Each party hereby waives claims against the other for property damage. Landlord shall have no liability to Tenant with respect to (a) representations and warranties made by Prime Landlord under the Prime Lease, and (b) any indemnification obligations of Prime Landlord under the Prime Lease or other obligations or liabilities of Prime Landlord with respect to compliance with laws, condition of the Premises or Hazardous Materials, except as caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors, licensees, invitees, successors and assigns. The obligations of Landlord and Tenant shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of each business entity.

Each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation.  Tenant hereby waives claims against Prime Landlord for property damage to the Premises or its contents or the Building.  Tenant also agrees to use reasonable efforts to obtain, for the benefit of Prime Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease.  Landlord agrees to use reasonable efforts in good faith to obtain for Tenant from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

13.           ASSIGNMENT OR SUBLETTING.

A.           Tenant may only assign this Sublease and the Premises, or sublet all or any part thereof, to any assignee or transferee acquiring Tenant’s Diagnostic Development Business or to an acquirer of all of substantially all of Tenant's business, whether by merger, sale of stock, sale of assets or any similar transaction. Notwithstanding the foregoing, if such assignee or transferee is a direct competitor of Landlord, Tenant shall request Landlord's prior consent to such assignment or sublease, which consent may be withheld by Landlord in its sole and absolute discretion.

B.           No assignment shall be effective and no sublease shall commence unless and until any default by Tenant hereunder shall have been cured.  Tenant shall not be released from liability under this Sublease in the event of any sublease of the Premises or assignment by Tenant.

C.           In the event of any assignment or subletting of this Premises by Tenant, Tenant shall pay to Landlord (i) in the case of a sub-sublease, after deducting reasonable out-of-pocket expenses incurred by Tenant in subleasing the space fifty percent (50%) of the balance of any base rent (or amounts paid in lieu of base rent) actually paid on a monthly basis by such sub-subtenant to Tenant in excess of Base Rent, and (ii) in the case of an assignment of this Sublease, after deducting reasonable out-of-pocket expenses incurred by Tenant in assigning this sublease, fifty percent (50%) of the balance of any fees or payments made by the assignee in consideration of such assignment, such amounts to be paid to Landlord within ten (10) business days following receipt thereof by Tenant, unless the Prime Lease requires Landlord to pay Prime Landlord a higher percentage of base rent from Tenant's sublease of the Premises to a sub-tenant in which case Tenant shall pay to Landlord such higher percentage.

14.           RULES.  Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building.  Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of the Building of such similar covenants in their leases or of such rules and regulations, but will upon Tenant’s request  cooperate in asking the Prime Landlord to enforce such rules and regulations against other tenants.

15.           REPAIRS AND COMPLIANCE.  Tenant shall, at Tenant’s own expense, comply with: (i) all laws and ordinances and (ii) all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to Tenant’s particular use or manner of use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any alteration of or in connection with the Building or the Premises or if the same relates to other premises in the Building, unless such alteration is required by reason of Tenant’s particular use or manner of use of the Premises or to the extent such obligation would be Landlord’s under the Prime Lease.

16.           FIRE OR CASUALTY OR EMINENT DOMAIN.  In the event of a fire or other casualty affecting the Building or the Premises which gives rise to a right of Landlord to terminate the Prime Lease, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Landlord or Tenant may terminate this Sublease by written notice to the other. In the event that neither party terminates this Sublease, the parties shall equitably adjust the abatement provided under the Prime Lease as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be, but only to the extent such casualty or taking affects the Premises, the Common Areas, the Building, or Tenant's use or occupancy of the Premises, the Common Areas and/or the Building.

17.           ALTERATIONS.  Tenant may make such alterations in or additions to the Premises (“Alterations”) as it deems necessary for the operation of its intended use of the Premises without the consent of Landlord; provided, however, that Tenant shall provide Landlord at least fifteen (15) days notice before commencing any Alterations.  If Prime Landlord’s consent under the Prime Lease is necessary for any such alterations, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord.  If Alterations by Tenant are consented to by the Prime Landlord (if necessary) as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease and in the Prime Landlord’s consent notice pertaining to the performance of such Alterations.

18.           SURRENDER.  Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant’s right to possession of the Premises or as Tenant reduces the size of the Premises, Tenant will at once surrender and deliver up the all or, as applicable, the appropriate part of the Premises, together with all improvements thereon, to Landlord in good condition and repair, free of Hazardous Materials (other than routine office cleaning supplies) except as caused by Landlord or Landlord's employees, agents, contractors, invitees and/or licensees, reasonable wear and tear (and damage by Landlord or Prime Landlord), casualty or condemnation excepted.  Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment used in the operation of the Premises (as distinguished from operations incident to the business of Tenant).  Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises.

All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant.  Tenant shall remove any Alterations made by Tenant, or portion thereof, which Prime Landlord requires Landlord (or Tenant if there is a direct obligation of Tenant to Prime Landlord) to remove, pursuant to the terms of the Prime Lease.  In any such event, Tenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration.  If Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof as set forth above, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same.  Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand.  Tenant shall not be required to remove any Alterations performed by Landlord or to restore the Premises to their condition prior to the making of such Alterations.

19.           REMOVAL OF TENANT’S PROPERTY.  Upon the expiration of this Sublease or as Tenant reduces the size of the Premises, Tenant shall remove Tenant’s furniture, equipment and other articles of personal property incident to Tenant’s business including all Retained Assets as defined in the Purchase Agreement (collectively “Trade Fixtures”); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the later of the Commencement Date or the installation thereof.. In removing such Trade Fixtures, Tenant may, as needed, access and use the shipping and receiving dock at the back of the Building. If Tenant does not remove Tenant’s Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term or as Tenant reduces the size of the Premises, Landlord may, at its option, remove the same from any part of the Premises surrendered (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

20.           HOLDING OVER.  Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant’s right to possession as a result of an Event of Default hereunder beyond any applicable grace and cure periods.  In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages including, without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover.  For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant’s right to possession, Tenant shall pay, as liquidated damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Base Rent payable by Landlord for the entirety of the Prime Lease Premises immediately prior to the expiration or other termination of this Sublease or of Tenant’s right to possession, but only to the extent that Prime Landlord requires Landlord to pay such holdover rent under the terms of the Prime Lease.  The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

21.           ENCUMBERING TITLE.  Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant except as to this Sublease.  Except as to this Sublease, any claim to, or lien upon, the Premises or the Building arising from any act or omission of Tenant shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the interest of Landlord in the Prime Lease Premises. Without limiting the generality of the foregoing, Tenant shall not permit the Premises or the Building to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant; provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises or the Building by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

22.           INDEMNITY.  Tenant and Landlord agree to indemnify the other and hold the other harmless from all losses, damages, liabilities and expenses which a party may incur, or for which a party may be liable to Prime Landlord, arising from the wrongful acts or omissions of the other party.

23.           LANDLORD’S RESERVED RIGHTS.  Landlord reserves the right, on reasonable prior written notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Term.

24.           DEFAULTS.  Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

A.           Tenant fails to pay any rent or any other charges due and payable by Tenant under this Lease when due and such failure continues for more than five (5) business days following Tenant’s receipt of written notice thereof from Landlord;

B.           Tenant’s estate created by this Lease is taken by execution or other legal process;

C.           Tenant is adjudicated bankrupt or insolvent according to law; or any assignment is made of the property of Tenant for the benefit of creditors; or a receiver, guardian, conservator, trustee in voluntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or a petition is filed for the reorganization of Tenant or any guarantor of Tenant’s obligations hereunder under any provisions of the Bankruptcy Act now or hereafter enacted, and such proceeding is not dismissed within 60 days after it is begun; or Tenant files a petition for reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts; or

D.           Tenant fails to perform or observe any of its other obligations under this Lease within thirty (30) days after written notice from Landlord to Tenant specifying the failure, provided, however, if such obligation(s) cannot reasonably be performed or observed within said thirty (30) day period, Tenant shall not be in default so long as Tenant has commenced curative action and is continuously and diligently prosecuting such curative action to completion and same is capable of completion within sixty (60) days.

25.           REMEDIES.  Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant with respect to the Premises that Prime Landlord may exercise for default by Landlord under the Prime Lease.

26.           NOTICES AND CONSENTS.  All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord; or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant.  Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord.  Such copies shall be delivered by overnight commercial courier.

27.           PROVISIONS REGARDING SUBLEASE.  This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease.  In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement.  Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

A.           Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease.

B.           Landlord shall comply with its covenants and obligations under the Prime Lease that do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord.  For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease. Landlord shall, upon the request of Tenant, furnish to Tenant a certificate of Landlord’s insurance required hereunder.

C.           Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises, but only to the extent applicable to the Premises and are practicable for Tenant to perform as a subtenant of part of the Building and excluding work on Building systems or structural components of the Building.  If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord’s performance is required under the Prime Lease.  Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section after providing Tenant written notice thereof  and a reasonable opportunity to cure, not to exceed ten (10) business days, except in the case of an emergency, in which case Landlord shall not be required to provide Tenant with prior notice and a reasonable opportunity to cure.

D.           Landlord shall not agree to an amendment to the Prime Lease which might have material and adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant’s prior written approval thereof, which approval shall not be unreasonably withheld or delayed.

E.           Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease.  Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property.  For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease.  Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease.  Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will cooperate with Tenant, and upon notice from Tenant: (i) make demand upon Prime Landlord to perform its obligations under the Prime Lease at no costs or expense to Landlord; and (ii) permit Tenant to commence a lawsuit or other action in Landlord’s name (and Landlord shall join such lawsuit if required as a necessary party) to obtain the performance required from Prime Landlord under the Prime Lease; provided, however, that if Tenant commences a lawsuit or other action, Tenant shall pay all costs and expenses incurred in connection therewith, and Tenant shall indemnify Landlord against, and hold Landlord harmless from, all reasonable costs and expenses incurred by Landlord in connection therewith.

F.           In the event that Landlord fails to perform any of its repair, replacement or maintenance obligations under this Sublease or the Prime Lease, Tenant shall provide Landlord notice of such failure and Landlord shall have five (5) business days from receipt of such notice from Tenant to cure the failure, provided, however, if such obligation(s) cannot reasonably be performed or observed with said five (5) business day period, Landlord shall not be in default so long as Landlord has commenced curative action to completion and the same is capable of completion within ten (10) business days, except in the case of except an emergency, in which case Tenant shall not be required to provide Landlord with prior notice and a reasonable opportunity to cure. In the event that Landlord fails to cure such failure within the period referenced in the immediately preceding sentence, Tenant shall be permitted to cure such failure and Landlord shall be responsible for paying to Tenant, within ten (10) days of Landlord's receipt of an invoice from Tenant, all actual costs and expenses incurred by Tenant in curing such failure.

28.           ADDITIONAL SERVICES.  Upon Tenant’s request, Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease.  Tenant shall pay Prime Landlord’s charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord.  If at any time a charge for such additional services is attributable to the use of such services both by Landlord and by Tenant, the cost thereof shall be equitably divided between Landlord and Tenant.

29.           BROKERAGE.  Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease.  Each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Sublease.

30.           PRIME LANDLORD.  Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard; or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof.

31.           FORCE MAJEURE.  Neither Landlord nor Tenant shall be deemed in default with respect to any of the terms, covenants and conditions of this Lease (other than the payment of money), if such party’s failure to timely perform is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, delays caused directly by the other party or its agents, employees and invitees, or any other cause beyond the reasonable control of such party and such party provides notice within a reasonable time to the other party of such matter and acts in a commercially reasonable manner to  resume performance  as soon as reasonably possible.

32.           SIGNAGE.  Subject to the Prime Landlord's approval rights under the Prime Lease, Tenant shall be permitted to install entry suite signage and an appropriate sign on the rear entryway to the Building for itself and any subtenant without Landlord’s consent.  If required under the Prime Lease, Landlord agrees to cooperate with Tenant and work with Prime Landlord to secure the approval of Prime Landlord to the installation of signage at the entry of Tenant’s suite and on or adjacent to the rear entryway door, and to request a listing or listings, in the name and/or any subtenant, in the Building directory.  Tenant agrees to pay the costs for such signage and acknowledges that all such signage must be approved by Prime Landlord.

                      33.           ROOFTOP EQUIPMENT.  Subject to the Prime Landlord's approval rights under the Prime Lease, Tenant shall be permitted to install, at its sole cost and expense, a satellite dish/antenna or other rooftop equipment, and cables necessary to connect such equipment to the Premises, as it deems necessary for the operation of the Premises (“Rooftop Equipment”) without Landlord’s consent.    Landlord agrees to work with Prime Landlord to secure the right for Tenant to the Rooftop Equipment.  The Rooftop Equipment and the installation thereof shall be subject to all federal, state and local government regulations affecting the Building and all Building Rules and Regulations, and may be subject to Prime Landlord’s prior written approval.  Tenant shall be responsible for any damage to the roof of the Building caused by the installation of the Rooftop Equipment.  At the Expiration of the Term or upon the earlier removal of the Rooftop Equipment, Tenant will restore the roof to the condition existing prior to the installation of the Rooftop Equipment, normal wear and tear excepted.

34.           ESTOPPEL CERTIFICATES.  Within ten (10) business days after receipt of written demand by either party, the other party shall execute and deliver to the requesting party an estoppel certificate (i) certifying that this Sublease is unmodified and in full force and effect or, if modified, the nature of such modification; (ii) stating the date to which Rent and other charges are paid in advance; (iii) acknowledging, to the best of the responding party’s knowledge, that there are no uncured defaults on the part of the requesting party; and (iv) certifying such other information as may be reasonably required by the requesting party.

                      35.           CHOICE OF LAW; SEVERABILITY.  This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of Maryland.  If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

                      36.           AMENDMENT.  This Sublease may not be amended except by the written agreement of all parties hereto.

                      37.           ATTORNEYS’ FEES.  If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs.  If either party becomes the subject of any bankruptcy or insolvency proceeding, then the other party shall be entitled to recover all attorneys’ fees, experts’ fees, and other costs incurred by that party in protecting its rights hereunder and in obtaining any other relief as a consequence of such proceeding.

                      38.           HAZARDOUS MATERIALS.  Tenant shall comply with all Hazardous Materials requirements of the Prime Lease as applicable to the Premises.

                      39.           SUCCESSORS.  This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                      40.           COUNTERPARTS.  This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document.  A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Sublease.

        41.           ENTIRE AGREEMENT.  This Sublease constitutes the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Prime Lease. Nothing contained in this Sublease shall be construed to grant Tenant rights which are not granted to Landlord under the Prime Lease. In the event that any terms of this Sublease and the Prime Lease conflict, the terms of the Prime Lease shall govern, except with respect to the financial terms contained herein.

(Signatures on following page)

The parties have executed this Sublease under Seal the day and year first above written.

WITNESS:	LANDLORD:

OCIMUM BIOSOLUTIONS, INC., a Delaware corporation

/s/ John C. Hermann	By: /s/ L.V. Subash
(SEAL)
Name: Subash Lingareddy
Title: President and Chief Financial Officer

WITNESS:	TENANT:

GENE LOGIC INC.,
a Delaware corporation

By: /s/ Charles L. Dimmler
(SEAL)
Name: Charles L. Dimmler, III
Title: Chief Executive Officer and President